Exhibit 23.1

      As independent public accountants, we hereby consent to the incorporation by reference in this Amendment No. 4 to the Registration Statement on Form S-3 of our report dated March 19, 2001, included in Intelli-Check, Inc.'s Annual Report on Form 10-KSB (File No. 001-15465) previously filed with the Securities and Exchange Commission and to all references to our Firm included in this Registration Statement.

                                       ARTHUR ANDERSEN LLP

New York, New York
September 24, 2001